                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        CYPRUS Amax Minerals Company
                (Name of Registrant as Specified In Its Charter)

                        CYPRUS Amax Minerals Company
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO OF CYPRUS AMAX MINERALS COMPANY APPEARS HERE]


NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
AND PROXY STATEMENT FOR
CYPRUS AMAX MINERALS COMPANY

To be held on Wednesday,
May 4, 1994 at 10 a.m.
in the Summit Room of
Scanticon Denver
Inverness Business Park
200 Inverness Drive West
Englewood, Colorado 80112

NOTICE OF MEETING

  The Annual Meeting of Shareholders of Cyprus Amax Minerals Company will be held in the Summit Room of Scanticon Denver in Inverness Business Park, 200 Inverness Drive West, Englewood, Colorado 80112 on May 4, 1994 at 10:00 in the morning (Denver time) for the following purposes:

    (1) electing four directors;

    (2) approving Price Waterhouse to serve as independent accountants for Cyprus Amax for the 1994 fiscal year; and

    (3) transacting such other business as properly may come before the meeting or any adjournment thereof.

  The close of business on March 8, 1994 has been fixed as the record date for the annual meeting. All holders of common stock of record at that time are entitled to vote at the meeting.

  It is important that your stock be represented at the meeting. Whether or not you plan to attend, please sign, date, and return the enclosed proxy promptly in order to be sure that your shares will be voted. You may revoke your proxy at any time before it is voted at the meeting by submitting a written revocation or a new proxy or by attending the meeting and voting in person.

Philip C. Wolf
Senior Vice President, General Counsel
and Corporate Secretary

March 18, 1994

PROXY STATEMENT

Cyprus Amax Minerals Company
9100 East Mineral Circle
Englewood, Colorado 80112

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cyprus Amax Minerals Company for the Annual Meeting of Shareholders to be held on May 4, 1994. Only holders of Cyprus Amax common stock of record at the close of business on March 8, 1994 will be entitled to vote at the meeting, each share of such stock being entitled to one vote. On March 18, 1994 there were outstanding 91,989,750 shares of Cyprus Amax common stock. The proxy statement and enclosed form of proxy are being mailed on or about March 24, 1994 to each shareholder entitled to vote at the meeting. The Annual Report to shareholders for the year ended December 31, 1993, which is not a part of this proxy statement, has been mailed to shareholders commencing March 14, 1994.

  The entire cost of the solicitation of proxies will be borne by Cyprus Amax. In addition to solicitation by mail, officers and regular employees of Cyprus Amax may solicit proxies by telephone, telegraph, or personal contact. Additional solicitation of proxies of brokers, banks, nominees, and institutional investors will be made by Georgeson & Company Inc. at a cost to Cyprus Amax of approximately $8,000 plus out-of-pocket expenses.

RETIRING DIRECTOR

  Calvin A. Campbell, Jr. has elected not to stand for re-election at this annual meeting so that he can attend to other business commitments. Mr. Campbell has been a director of Cyprus Amax virtually since its inception as a public company. In that capacity he helped chart the course for Cyprus Amax during its formative years and has contributed significantly to its success.

ELECTION OF DIRECTORS

  Cyprus Amax's Certificate of Incorporation establishes a classified Board of Directors with three classes of directors. At each annual meeting of shareholders, the successors to the class of directors whose terms expire at that meeting are elected to serve as directors for a three-year term. At this annual meeting, four directors are nominated for election to hold office until the annual meeting of shareholders in 1997 or until their successors are elected and shall qualify.

  The Board of Directors has nominated Milton H. Ward, James C. Huntington, Jr., John Hoyt Stookey, and Billie B. Turner for election to the Board. Each nominee is currently a director of Cyprus Amax and was recommended to the Board by the Nominating Committee.

  Brief statements setting forth the principal occupations of and other information concerning the nominees appear below.

                        Milton H. Ward: Chairman, President, and Chief Executive Officer of Cyprus Amax since May 14, 1992; Co-Chairman since November 15, 1993; age 61. His term will expire at the annual meeting in 1994. Mr. Ward served as Director, President, and Chief Operating
    (Photo) Officer of Freeport-McMoRan Inc. from 1983 until 1992 and Chairman and Chief Executive Officer of Freeport McMoRan Copper & Gold Inc. from 1984 until 1992. Mr. Ward is Chairman, President, and Chief Executive Officer of Amax Gold Inc. He is vice chairman and a director of the American Mining Congress.




                        James C. Huntington, Jr.: Independent Businessman since 1988; age 65. Mr. Huntington has been a director
    (Photo) of Cyprus Amax since November 15, 1993 and his term will expire at the annual meeting in 1994. Mr. Huntington was Senior Vice President, Finance and Administration of American Standard Inc. from 1987 through August 1988. He is a director of Alumax Inc., Dravo Corporation, and Aztec Mining Company Limited.




                        John Hoyt Stookey: Chairman of Quantum Chemical Company, a subsidiary of Hanson P.L.C., since 1984; age 64. Mr. Stookey has been a director of Cyprus Amax since November 15, 1993 and his term will expire at the annual meeting in 1994. Mr. Stookey was President of Quantum Chemical Corporation from 1975 through 1993. As Chairman of Quantum Chemical Corporation, Mr. Stookey served from 1989 to 1993 as an executive
    (Photo) officer of Petrolane Incorporated, Petrolane Finance Corp. and QJV Corp., affiliates of Quantum, which companies were reorganized on July 15, 1993 under the U.S. Bankruptcy Code. Mr. Stookey is a director of ACX Technologies, Inc., Chesapeake Corporation, and the United States Trust Company of New York.

                        Billie B. Turner: Chairman of IMC Fertilizer Group, Inc. since July 1987; age 63. He has been a director of Cyprus Amax since October 22, 1992 and his term
    (Photo) will expire at the annual meeting in 1994. Mr. Turner has held a variety of executive offices within the IMC organization since 1954. Mr. Turner is a director of the American Mining Congress and IMC Fertilizer Group, Inc.




  THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF MILTON H. WARD, JAMES C. HUNTINGTON, JR., JOHN HOYT STOOKEY, AND BILLIE B. TURNER AS DIRECTORS OF CYPRUS AMAX. Shares represented by an executed proxy in the form enclosed will, unless otherwise directed, be voted for the election of Messrs. Ward, Huntington, Stookey, and Turner. Should any of these nominees become unavailable for election for any reason presently unknown, the shares so represented will be voted for the election of such other person or persons as the Board of Directors may recommend. The proxies solicited by the Board, however, cannot be voted for more than four nominees. The affirmative vote of a majority of the shares represented at the meeting, either in person or by proxy, is required to elect each director. Shares represented at the meeting that either abstain from voting as to a nominee or are represented by a proxy lacking authority to vote for the nominee will have the same effect in the tabulation of votes as shares voted against the nominee.

OTHER DIRECTORS

Brief descriptions of the remaining members of the Board appear below.

                        Allen Born: Chairman and Chief Executive Officer of Alumax Inc. since November 15, 1993; age 60. Mr. Born has been a director and Co-Chairman of Cyprus Amax since November 15, 1993 and his term will expire at the annual meeting in 1996. Mr. Born was Chairman of AMAX Inc. from June 1988 until November 15, 1993 and
    (Photo) Chief Executive Officer of AMAX Inc. from January 1986 until November 15, 1993. He served as President and Chief Operating Officer of AMAX Inc. from June 1985 through July 1991. Mr. Born is a director of Amax Gold Inc., Aztec Mining Company Limited, Canada Tungsten Inc., and the American Mining Congress, and is a member of the Aluminum Association.

                        Linda G. Alvarado: President and Chief Executive Officer of Alvarado Construction Inc. since 1981; age
                        42. Ms. Alvarado has been a director of Cyprus Amax
    (Photo) since December 14, 1989 and her term will expire at the annual meeting in 1996. Ms. Alvarado is a director of Lennox International, Norwest Colorado, Inc., Pena Investment Advisors, Inc. and Pitney Bowes, Inc.




                        George S. Ansell: President of the Colorado School of Mines since 1984; age 59. Dr. Ansell was elected to Cyprus Amax' Board on December 3, 1987 and his term
    (Photo) will expire at the annual meeting in 1996. From 1974 to 1984 Dr. Ansell served as Dean of the School of Engineering of Rensselaer Polytechnic Institute. Dr. Ansell is a director of Norwest Colorado, Inc. and OEA, Inc.




                        William C. Bousquette: Executive Vice President and Chief Financial Officer of Tandy Corporation since January 1994; age 57. Mr. Bousquette has been a director of Cyprus Amax since December 5, 1991 and his term will expire at the annual meeting in 1995. Mr. Bousquette was Chief Executive Officer of TE
    (Photo) Electronics, a subsidiary of Tandy Corporation, from January 1993 until January 1994. Mr. Bousquette was Executive Vice President and Chief Financial Officer of Tandy Corporation from November 1990 until January 1993 and Executive Vice President and Chief Financial Officer of Emerson Electric Company from 1984 until 1990. Mr. Bousquette is a director of O'Sullivan Industries.

                        Calvin A. Campbell, Jr.: President and Chief Executive Officer of Goodman Equipment Corporation since 1971; age 59. He has been a director of Cyprus Amax since October 23, 1985 and his term will expire at the annual meeting in 1994. Mr. Campbell was Chairman of
    (Photo) Cyprus Amax from May 1991 until May 1992, and President and Chief Executive Officer from February until May 1992. Mr. Campbell is a director of Bulley & Andrews, Champion Parts, Inc., Eastman Chemical Company, and the American Mining Congress.




                        Thomas V. Falkie: President of Berwind Natural Resources Corporation since 1977; age 59. Dr. Falkie was elected to Cyprus Amax's Board effective July 1, 1988 and his term will expire at the annual meeting in
    (Photo) 1995. He was Director of the United States Bureau of Mines from 1974 to 1977 and head of the Mineral Engineering Department of Pennsylvania State University from 1969 to 1974. Dr. Falkie is a director of the National Coal Association and a member of the National Academy of Engineering.




                        Ann Maynard Gray: President of Diversified Publishing Group, Capital Cities/ABC, Inc. since April 1991; age
                        48. Ms. Gray has been a director of Cyprus Amax since November 15, 1993 and her term will expire at the annual meeting in 1995. For more than five years prior
    (Photo) to 1991, Ms. Gray held various senior financial and managerial positions within the Capital Cities/ABC organization. Ms. Gray is a director of American Business Press and Trustee of Neuberger & Berman Income Funds, Income Trust, and Income Managers Trust.




                        Michael A. Morphy: Retired Chairman and Chief Executive Officer of California Portland Cement Company; age 61. Mr. Morphy was elected to Cyprus Amax's Board on July 1, 1985 and his term will expire
    (Photo) at the annual meeting in 1996. He has served as President of MorMarketing since 1985 and he was Vice Chairman of CalMat Co. in 1984 and 1985. Mr. Morphy is a director of Santa Fe Energy Resources, Inc. and Santa Fe Pacific Corporation.

                        Ambassador Rockwell A. Schnabel: Partner Trident Capital L.P. and former Deputy Secretary of the United States Department of Commerce; age 57. Mr. Schnabel was elected to Cyprus Amax's Board on February 11, 1993 and his term will expire at the annual meeting in 1996. Mr. Schnabel served as Deputy Commerce Secretary in 1991 and 1992; Acting Secretary of Commerce from
    (Photo) December 1991 to March 1992; and Under Secretary of Commerce in 1989 and 1990. Prior to that he served as the United States Ambassador to the Republic of Finland from 1986 to 1989. Mr. Schnabel was with Bateman Eichler Hill Richards, Inc. (investment bankers--member NYSE) from 1965 to 1983, serving as its President from 1980 to 1982. Mr. Schnabel is a director of Amax Gold Inc.




                        Theodore M. Solso: Executive Vice President,
                        Operations of Cummins Engine Company, Inc. since 1992; age 47. Mr. Solso has been a director of Cyprus Amax since November 15, 1993 and his term will expire at
    (Photo) the annual meeting in 1995. Mr. Solso held various positions with Cummins Engine Company, Inc. from 1971 through 1992. Mr. Solso is a director of Cummins Engine Foundation, Irwin Financial, and The Heritage Fund.




                        James A. Todd, Jr.: Chairman and Chief Executive Officer of Birmingham Steel Corporation; age 65. He has been a director of Cyprus Amax since October 22, 1992 and his term will expire at the annual meeting in
    (Photo) 1995. Mr. Todd has been Chairman of Birmingham Steel Corporation since 1991 and Chief Executive Officer since 1984, and was President from 1984 to 1991. Mr. Todd is a director of the American Mining Congress.

APPROVAL OF THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS

  The Board of Directors, pursuant to the recommendation of the Audit Committee, unanimously recommends the appointment of Price Waterhouse to serve as independent accountants for Cyprus Amax for the 1994 fiscal year. Price Waterhouse has served as Cyprus Amax's independent accountants since 1985. Representatives of Price Waterhouse will attend the annual meeting, will have an opportunity to make a statement if they desire, and will be available to respond to appropriate comments.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF PRICE WATERHOUSE TO SERVE AS INDEPENDENT ACCOUNTANTS FOR CYPRUS AMAX FOR THE 1994 FISCAL YEAR.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table shows, as of March 18, 1994, the beneficial ownership of Cyprus Amax common stock held by each director, certain executive officers, and all directors and officers as a group:

                                          NUMBER OF    PERCENT
     NAME OF BENEFICIAL OWNER              SHARES      OF CLASS
     ------------------------             ---------    --------
   Milton H. Ward                           687,615(1)     *
   Allen Born                                97,572(1)     *
   Linda G. Alvarado                          2,000        *
   George S. Ansell                           1,375        *
   William C. Bousquette                      1,000        *
   Calvin A. Campbell, Jr.                   14,000        *
   Thomas V. Falkie                           4,500        *
   Ann Maynard Gray                             150        *
   James C. Huntington, Jr.                   2,000        *
   Michael A. Morphy                         21,013        *
   Rockwell A. Schnabel                       5,500        *
   Theodore M. Solso                            500        *
   John Hoyt Stookey                            500        *
   James A. Todd, Jr.                         2,500        *
   Billie B. Turner                           1,500        *
   Gerald J. Malys                          163,660(1)     *
   Jeffrey G. Clevenger                      89,339(1)     *
   Donald P. Brown                           94,354(1)     *
   Philip C. Wolf                           142,774(1)     *
   All directors and officers as a group  1,544,763(1)     1.6%

- --------
 * Amount of class is less than one percent

(1) The total shares shown for all directors and officers as a group include 812,200 shares which certain members of the group have rights to acquire within 60 days through the exercise of stock options issued under the Cyprus Amax Management Incentive Program; 28,208 shares in the Employee Savings Plan; and 2,178 shares in the Employee Stock Ownership Plan ("ESOP"). These shares include the following for Messrs. Ward, Malys, Clevenger, Brown, and Wolf: (i) stock options issued under the Management Incentive Program of 450,000 shares, 78,000 shares, 30,000 shares, 41,000 shares, and 75,750 shares for each named executive, respectively; (ii) stock held in the Employee Savings Plan of 1,295 shares, 3,182 shares, 795 shares, 7,440 shares and 7,231 shares for each named executive, respectively; and (iii) stock held in the ESOP of 0 shares, 369 shares, 0 shares, 371 shares, and 376 shares for each named executive. The total shares shown for all directors and officers as a group also includes 75,461 shares which Mr. Born has the right to acquire within 60 days through the exercise of stock options originally issued under the AMAX Inc. 1988 Amended and Restated Stock Plan and 1,463 shares of Cyprus Amax common stock held in the AMAX Thrift Plan for Salaried Employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table shows, as of March 18, 1994, Cyprus Amax common stock held by the only person known to Cyprus Amax to have beneficial ownership of more than five percent of its common stock:

                                                            NUMBER OF  PERCENT
             NAME AND ADDRESS OF BENEFICIAL OWNER            SHARES    OF CLASS
             ------------------------------------           ---------  --------
   T. Rowe Price Associates, Inc.
    as Trustee of the Employee Savings Plan...............  5,217,844*     5.7%
   10090 Red Run Boulevard
   Owings Mills, MD 21117
   T. Rowe Price Associates, Inc., for other funds and in-                Less
    dividual accounts.....................................    311,156   than 1%

- --------
* As to all of these shares, the Trustee has shared voting power and shared investment power. In light of rights given to the participants under the Employee Savings Plan, the participants may be beneficial owners of some or all of the 1,932,382 shares (two percent of the class) held by the Trustee that have been allocated to the participants' accounts.

DIRECTOR COMPENSATION AND BUSINESS RELATIONSHIPS

  Director compensation. Directors who are not employees of Cyprus Amax receive an annual retainer of $25,000, a $1,000 fee for attendance at Board meetings, and a $750 fee for attendance at committee meetings and at other meetings at which their attendance is requested by Cyprus Amax. In addition, for meetings which each of them chairs, the chairman of the Nominating Committee receives an additional $250, the chairman of the Employee Funds Investment Committee receives an additional $500, and the chairman of the Audit and Compensation and Benefits Committees each receive an additional $5,000 per year or $500 per meeting, whichever is greater. All directors are reimbursed for expenses incurred in attending Board and committee meetings.

  In May 1992 the shareholders approved the Stock Plan for Non-Employee Directors. Under this plan as subsequently amended by the Board of Directors, on July 1 of each year each director who is not on that date an employee of Cyprus Amax is granted 500 shares of Cyprus Amax common stock, until a maximum of 35,000 shares in the aggregate have been granted. As of March 18, 1994, a total of 7,500 shares had been granted to nine directors.

  In February 1991 the Board of Directors adopted a retirement policy for the directors, establishing a retirement age of 70 for non-employee directors and 65 for employee directors. The policy provides that no individual shall be nominated, appointed, or elected to serve as a director for any period which would commence after such individual attains retirement age. Any director who reaches retirement age while serving a term as director may continue to serve until the first annual meeting following the attainment of retirement age.

  Effective 1990 Cyprus Amax adopted a nonqualified retirement plan for non-employee directors. The annual benefit payable upon retirement is the amount of the annual retainer which the eligible director received or would have received during the calendar year in which that director ceases to serve as a director. The benefits are payable for the life of the eligible director after the later of retirement from the Board or attainment of age 65.

  Certain business relationships. Under a consulting agreement in effect from November 1993 through November 1996, Mr. Born will receive payment at the rate of $300,000 per year from Cyprus Amax. Under that agreement Mr. Born agrees to serve as Co-Chairman of the Cyprus Amax Board and Chairman of its Executive Committee for two years from November 15, 1993 and thereafter to serve for the balance of his current term as Vice Chairman of the Cyprus Amax Board. Mr. Born also agrees to serve as a consultant to Cyprus Amax by rendering services as requested. Such services may include review, advice, and counsel on organizational and operational matters, investment proposals, investor and shareholder relations matters and other specific matters as requested. Mr. Born is expected to spend such time as reasonably is required to perform the services requested of him.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held twelve meetings in 1993.

  The Executive Committee, which met three times in 1993, has as its members Allen Born (Chairman), Linda G. Alvarado, George S. Ansell, Calvin A. Campbell, Jr., Thomas V. Falkie, Billie B. Turner, and Milton H. Ward. The committee has and may exercise all of the powers of the Board when the Board is not in session but may not take any action which legally may be taken only by the Board.

  The Audit Committee, which met three times in 1993, has as its members William C. Bousquette (Chairman), Linda G. Alvarado, Rockwell A. Schnabel, Theodore M. Solso, and James A. Todd, Jr., none of whom is an officer or employee of Cyprus Amax. The committee reviews audit examinations and annual financial reports and statements, as well as internal controls and results of internal auditing activities. It reviews in advance the engagement or discharge of independent accountants, the scope of their work, and the fees for all services provided.

  The Compensation and Benefits Committee, which met eight times in 1993, has as its members Thomas V. Falkie (Chairman), George S. Ansell, Calvin A. Campbell, Jr., Ann Maynard Gray, James C. Huntington, Jr., Michael A. Morphy, and Billie B. Turner. The committee oversees benefit plans and annual performance and merit increase budgets. The committee also administers the Amended and Restated Management Incentive Program, which includes the Stock Option Plan and the Restricted Stock Plan, and the Key Executive Long-Term Incentive Program, and approves bonus pools and officer bonuses granted pursuant to the Bonus Incentive Program.

  The Employee Funds Investment Committee, which met two times in 1993, has as its members Michael A. Morphy (Chairman), Linda G. Alvarado, George S. Ansell, William C. Bousquette, Calvin A. Campbell, Jr., and John Hoyt Stookey. The committee reviews the investment and performance of benefit plan trust funds and the selection and performance of benefit plan trust fund managers and oversees the funding arrangements and investment performances of salaried and hourly pension plans.

  The Nominating Committee, which met one time in 1993, has as its members Milton H. Ward (Chairman), Allen Born, William C. Bousquette, Thomas V. Falkie, Michael A. Morphy, Rockwell A. Schnabel, and James A. Todd. The committee reviews and makes recommendations concerning the qualifications of individuals for election to the Board and recommends appointments to all Board committees. The committee also reviews the performance of Board members and reviews and approves the acceptance of directorships and trusteeships offered to senior officers of Cyprus Amax or its subsidiaries by other corporations, banks, or educational institutions.

  The Nominating Committee does not consider individuals nominated by shareholders for election to the Board. However, under the By-Laws, nominations for the election of directors may be made by any shareholder entitled to vote in the election of directors generally, but only if written notice of such shareholder's intent to make such nominations has been received by the Secretary of Cyprus Amax at 9100 East Mineral Circle, Englewood, Colorado 80112 not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of Cyprus Amax entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the number of shares of Cyprus Amax owned of record and beneficially by the shareholder; (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of Cyprus Amax. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

CUMULATIVE SHAREHOLDER RETURN

  The following graph shows a five-year comparison of cumulative total shareholder returns for Cyprus Amax common stock, the S & P 500 Index, and the stocks for peer companies (weighting the returns of these peer companies based on stock market capitalization as of the beginning of the period). The peer companies selected by Cyprus Amax for this Proxy Statement were Asarco, Inc.; Ashland Coal Company; Cleveland Cliffs, Inc.; Cominco Ltd. ("Cominco"); Freeport-McMoRan, Inc.; Magma Copper Company; Noranda Inc. ("Noranda"); and Phelps Dodge Corporation (the "New Peer Group"). For the 1993 Proxy Statement, the peer group of companies included AMAX Inc. ("Amax") and the Pittston Company ("Pittston") and excluded Cominco and Noranda. Amax and Pittston have been replaced by Cominco and Noranda, as Amax is no longer a publicly-traded company and the Pittston stock was split into two separately traded stocks. The following graph also reflects performance of the old peer group excluding Amax and Pittston (the "Old Peer Group"). Noranda is traded on the Toronto Stock Exchange in Canadian currency which was translated into U.S. dollars on a quarterly basis. Cumulative total shareholder return (on an assumed initial investment of $100 at December 31, 1988), as determined at the end of each year, reflects the change in stock price, assuming reinvestment of dividends.


                            [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
 AMONG CYPRUS, OLD PEER GROUP INDEX, NEW PEER GROUP INDEX AND S&P 500 INDEX

Measurement period                           OLD         NEW
(Fiscal year Covered)           CYPRUS       PEER        PEER        S&P 500
Measurement PT -
12/31/88                        $ 100.0      $ 100.0     $ 100.0     $ 100.0

FYE 12/31/89                    $ 125.0      $ 118.8     $ 114.5     $ 131.4
FYE 12/31/90                    $  90.5      $ 128.9     $ 110.2     $ 127.2
FYE 12/31/91                    $ 115.8      $ 159.0     $ 133.3     $ 166.1
FYE 12/31/92                    $ 163.9      $ 182.5     $ 150.8     $ 178.6
FYE 12/31/93                    $ 138.3      $ 198.6     $ 165.5     $ 196.4


REPORT OF THE COMPENSATION COMMITTEE ON ANNUAL COMPENSATION

  The executive compensation program administered by the Compensation and Benefits Committee of the Board of Directors ("Committee") consists of annual compensation (Base Salary and the Bonus Incentive Program) and long-term incentive plans (The Amended and Restated Management Incentive Program and the Key Executive Long-Term Incentive Plan). The plans link compensation received by participants to shareholder return, corporate earnings, business unit performance and individual performance.

  The Committee's compensation decisions applicable to Cyprus Amax Minerals Company's ("Company") Senior Executives were viewed in the context of not only the overall compensation strategy developed by the Committee in 1993, but also of the events that took place during the year, the most significant of which was the merger between Cyprus Minerals Company and AMAX Inc.

  In establishing pay target levels for Senior Executives, the Compensation Committee periodically reviews data on market compensation practices prepared by independent outside consultants. The pay strategy developed in 1993 for the key executive group provides for total cash compensation (salary and bonus) targeted at competitive market medians, with total compensation (including stock options, restricted stock and performance-vested restricted stock with deferred cash incentive awards) designed to provide above average rewards for superior performance. The target pay strategy is described below:

  . Base salaries are targeted at 90 percent of the competitive market median, or approximately the 40th percentile, with variations occurring due to individual performance.

  . Annual cash compensation (salary plus bonus) is targeted at the competitive market median, or approximately the 50th percentile.

  . Total compensation (salary plus annual bonus and long-term incentives) is targeted at 130 percent of the competitive market median, or approximately the 75th percentile.

  In assessing the performance and determining the compensation of the CEO as well as reviewing and approving the CEO's recommendations for the compensation of other Senior Executives, the Committee considered that 1993 was a particularly significant year for the Company. Through the successful merger with AMAX Inc., the acquisition of other coal investments in the United States and Australia, various international joint ventures, as well as divestitures of certain other properties, the Company has, as a strategic objective, further grown and concentrated on its "core" businesses. As a result, the Company is now among the nation's top coal producers. The Committee recognized that this balancing of assets, particularly by enlarging its coal business, was key in light of the Company's historical reliance on copper. Additionally, cost-cutting measures are expected to result in significant savings. For example, the merger is expected to reduce general and administrative expenses of the combined businesses by approximately $120 million and implementation of operating synergies will further benefit the Company.

                                  BASE SALARY

  The Committee reviewed the competitive market data provided by outside compensation consultants and, consistent with the pay strategy, implemented less than market salary increases. The Executives named in the Summary Compensation Table ("Named Executives"), excluding the CEO, received average base salary increases, excluding increases for promotions, of 2.9 percent, ranging from a low of 2.4 percent to a high of 4.9 percent.

                            BONUS INCENTIVE PROGRAM

  The Bonus Incentive Program is based on specific financial performance objectives established at the beginning of the year for Cyprus Amax as a whole and its business units, individual performance, and discretionary factors as determined by the Committee. For 1993, a net income target of $116 million was established. The Company achieved $100 million in net income which included the sale by Cyprus Amax of its LTV Corporation bankruptcy claims and significant costs associated with the merger. The Committee used its discretion to recognize the significant accomplishment achieved with the AMAX Inc. merger as well as the other developments which took place during 1993. For the Named Executives, excluding the CEO, the award opportunity ranges were from 12.5 percent of base salary to 100 percent of base salary. These Named Executives were awarded bonuses ranging from 47 percent to 80 percent of base salary.

                          LONG-TERM INCENTIVE PROGRAMS

  The Long-Term Incentive Programs have two components: (1) stock options which are awarded under the Amended and Restated Management Incentive Program, and
(2) restricted stock and deferred cash incentive awards which are awarded under the Key Executive Long-Term Incentive Plan.

  1. Amended and Restated Management Incentive Program: Granting of stock options and restricted stock under the Amended and Restated Management Incentive Program is designed to link the interests of key employees (136 participants in 1993) with those of the shareholders. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and vest at the end of two years. Granting of stock options promotes the creation of shareholder value since the benefit cannot be realized unless stock price appreciation occurs. The Named Executives, excluding the CEO, were granted stock options ranging from 26,000 shares to 40,000 shares, based on recommendations of the CEO and the Committee's assessment of individual as well as business unit performance. Grants of restricted stock have been awarded to a limited number of employees upon employment as an important long-term retention device. The shares cannot be transferred until they vest with vesting occurring in four equal annual installments.

  2. Key Executive Long-Term Incentive Plan: The Key Executive Long-Term Incentive Plan provides for awards of restricted stock. The restriction period is ten years from the date following the grant but restrictions may lapse on an accelerated basis at the end of the third, fourth, fifth, or sixth calendar years if total shareholder return exceeds the median performance of certain peer mining companies (which for 1994 are the companies defined on page 12 as the New Peer Group, plus Pittston Minerals Company). In this event, Executives will also receive a deferred cash incentive award equal to the value of the shares for which restrictions have lapsed valued at the stock price on the day the stock was awarded multiplied by the applicable tax rate in effect when the shares vested. The awards made in 1993 were based on an assessment of the competitive market data as provided by outside compensation consultants, recommendations of the CEO and the Committe's assessment of individual as well as business unit performance. The Named Executives, excluding the CEO, received awards ranging from 5,250 to 7,500 shares of restricted stock.

  The merger between Cyprus and AMAX Inc., represented a Change of Control as defined in the Amended and Restated Management Incentive Program and Key Executive Long-Term Incentive Plan. As a result, all stock options, stock appreciation rights and restricted stock shares previously granted became fully vested and exercisable. Participants in the Key Executive Long-Term Incentive Plan also received a deferred cash incentive award as a result of the merger.

  Cyprus Amax Executives who remained with Cyprus Amax following the merger, agreed to surrender their Change of Control rights under employment agreements and supplemental agreements in exchange for certain stock based awards and modified alternative severance arrangements, as described in more detail elsewhere in this proxy statement. As previously approved by shareholders, following the merger, the Named Executives received a combination of restricted stock awards and stock option grants with an estimated aggregate value approximately equal to the amount (other than the Special Supplemental Executive Retirement Plan amount) which would have been payable under such agreements upon termination of employment.

       COMPENSATION OF CO-CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

  Milton H. Ward was hired in May 1992 as Chairman, President and Chief Executive Officer. Since that time, the strategic direction of the Company has significantly changed under the leadership of Mr. Ward. The successful merger with AMAX Inc. along with other key acquisitions, international joint ventures, and divestitures, are focusing the Company's direction on becoming a leading world-class copper, coal and gold mining organization.

  In determining the basis of Mr. Ward's bonus and long-term incentive compensation for 1993, the Committee assessed overall performance taking into consideration the merger with AMAX Inc., which increased the asset size of the Company from $1.9 billion to $5.6 billion, other acquisition and divestiture activities that occurred during 1993, as well as the overall financial performance of the Company for the year. As a result, Mr. Ward was awarded the maximum bonus allowed under the terms of the Bonus Incentive Program, 200 percent, ($1,500,000) of his base salary. In addition, in February 1993, he was awarded 150,000 stock options under the Amended and Restated Management Incentive Program, and 20,000 shares of restricted stock under the Key Executive Long-Term Incentive Plan. Mr. Ward's base salary of $750,000 was not adjusted in 1993.

   COMMITTEE POLICY REGARDING COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL
                                  REVENUE CODE

  The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993 for compensation earned in 1994 and later. Under the new law, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises and non-qualified benefits) for certain Executive Officers exceeds $1 million in any one year. Under OBRA the deduction limit does not apply to payments which qualify as "performance based". To qualify as "performance based", compensation payments must be made from a plan that is administered by a committee of outside directors based on achieving performance goals. In addition, the material terms of the plan must be disclosed to and approved by shareholders, and the Committee must certify that the performance goals were achieved before payments can be awarded.

  When final regulations are issued, the Committee intends to design the Company's compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee generally will not exceed $1 million in any one year, except for compensation payments in excess of $1 million which qualify as "performance based". However, the Company may pay compensation which is not deductible in limited circumstances when the Committee so determines.

                                            Thomas V. Falkie, Chairman
                                            George S. Ansell
                                            Calvin A. Campbell, Jr.
                                            Ann Maynard Gray
                                            James C. Huntington, Jr.
                                            Michael A. Morphy
                                            Billie B. Turner

EXECUTIVE COMPENSATION

  The following tables set forth information for the years indicated concerning the compensation of the Chairman, President and Chief Executive Officer and each of the four other executive officers as of December 31, 1993 who were the most highly compensated during 1993.

                          SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                     ANNUAL COMPENSATION                COMPENSATION AWARDS
                          --------------------------------------------  -------------------
                                                                        RESTRICTED
                                                         OTHER ANNUAL     STOCK    OPTIONS/   ALL OTHER
        NAME AND                                            COMPEN-      AWARD(S)    SARS      COMPEN-
   PRINCIPAL POSITION     YEAR SALARY ($)  BONUS ($)     SATION ($)(1)   ($) (2)   (#) (3)  SATION ($)(4)
   ------------------     ---- ---------- -----------    -------------  ---------- -------- -------------
Milton H. Ward            1993 $ 747,413  $ 1,500,000      $531,079     $4,032,806 514,588     $15,280
Chairman, President, and  1992   480,069      522,000(5)    628,888(6)     495,000 300,000      12,945
Chief Executive Officer   1991       N/A          N/A           N/A            N/A     N/A         N/A
Gerald J. Malys           1993   247,604      200,000       199,155      1,657,740  78,176       7,190
Senior Vice President     1992   248,371       75,000           N/A              0  13,000       7,949
and Chief Financial Of-
 ficer                    1991   197,509       46,520           N/A         53,125  12,000       6,834
Jeffrey G. Clevenger      1993   226,907      150,000       450,280(7)   1,046,708  53,600       6,921
Senior Vice President,    1992    76,658       35,000       253,905(7)         N/A     N/A         N/A
Copper                    1991       N/A          N/A           N/A            N/A     N/A         N/A
Donald P. Brown           1993   212,725      100,000       139,408      1,172,146  57,044       2,855
Senior Vice President,
 Coal                     1992   212,150       53,000           N/A              0  11,000       6,790
                          1991   161,518       34,890           N/A         53,125  12,000       5,588
Philip C. Wolf            1993   208,509      105,000       139,408      1,114,189  51,456       6,361
Senior Vice President,
 General                  1992   212,150       48,000           N/A              0  11,000       6,790
Counsel and Secretary     1991   170,563       48,020           N/A         42,500  11,000       5,903

- --------
(1) Represents a deferred cash award for restricted stock that vested on November 12, 1993 as a result of the Change of Control resulting from the merger with AMAX Inc. The value of the deferred cash award amount is based on the fair market value of the restricted stock on the date of the restricted stock award, multiplied by the applicable tax rate in effect when the shares vested.

(2) Awards were made under the Key Executive Long-Term Incentive Plan in February 1993. Also included for 1993 are amounts reflecting restricted stock awarded to Named Executives in exchange for cancellation of their rights under employment agreements and supplemental agreements as a result of the merger with AMAX Inc. in November 1993. See "Employment Contracts." Amounts shown in the table reflect the fair market value (as defined) of the stock on the date of the award. As of the end of fiscal 1993, the aggregate restricted stock holdings of the Named Executives was 329,764 shares with a fair market value of $8,532,644, based on the closing price of Cyprus Amax common stock of $25.875 per share on December 31, 1993. Such holdings include $3,786,030 (146,320 shares) for Mr. Ward; $1,585,724 (61,284 shares) for Mr. Malys; $980,249 (37,884 shares) for Mr. Clevenger; $1,123,389 (43,416 shares) for Mr. Brown; and $1,057,252 (40,860 shares)
    for Mr. Wolf. Restrictions lapse for 25% of the shares on each anniversary of the grant for each award, subject to continued employment and other conditions. Regular dividends are paid on this restricted stock.

(3) Included are amounts reflecting stock option grants awarded to the Named Executives in exchange for cancellation of their rights under employment agreements and supplemental agreements as a result of the merger with AMAX Inc. in November 1993. Refer to "Employment Contracts" and "Option/SAR Grants in Last Fiscal Year" for additional information.

(4) The amounts shown are the employer contributions to the Employee Savings
    Plan.

(5) Restated from 1992 to include an $81,000 bonus awarded by the Committee to Mr. Ward during 1993 for 1992 performance.

(6) Reflects compensation intended in part to replace benefits forfeited by Mr. Ward when he left his previous employment and includes $247,500 as the value of 10,000 unrestricted shares granted to Mr. Ward upon his employment, and $381,388 as payments related to the sale of Mr. Ward's former residence in New Orleans and his estimated tax liability arising from such payments.

(7) Mr. Clevenger joined Cyprus Amax in August 1992. The amounts shown reflect compensation intended to replace benefits forfeited by Mr. Clevenger when he left his previous employment and includes $310,872 as the value of stock options that would have vested in 1993 and $253,905 as the value of stock options that would have vested in 1992. It was agreed that Mr. Clevenger would receive such benefits for years 1992, 1993, and 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        GRANT DATE
                                 INDIVIDUAL GRANTS                                        VALUE
- -------------------------------------------------------------------------------------- ------------
                       NUMBER OF      % OF TOTAL
                       SECURITIES    OPTIONS/SARS
                       UNDERLYING     GRANTED TO       EXERCISE                         GRANT DATE
                      OPTIONS/SARS    EMPLOYEES     OR BASE PRICE                        PRESENT
        NAME          GRANTED (#)   IN FISCAL YEAR ($ PER SHARE)(1) EXPIRATION DATE(1) VALUE ($)(2)
        ----          ------------  -------------- ---------------- ------------------ ------------
Milton H. Ward          150,000(3)      13.65%          $35.75      February 11, 2003   $1,876,875
                        364,588(4)      33.17%           26.00        January 3, 2004    3,317,751
Gerald J. Malys          40,000(3)       3.64%           35.75      February 11, 2003      500,500
                         38,176(4)       3.47%           26.00        January 3, 2004      347,402
Jeffrey G. Clevenger     30,000(3)       2.73%           35.75      February 11, 2003      375,375
                         23,600(4)       2.15%           26.00        January 3, 2004      214,760
Donald P. Brown          30,000(3)       2.73%           35.75      February 11, 2003      375,375
                         27,044(4)       2.46%           26.00        January 3, 2004      246,100
Philip C. Wolf           26,000(3)       2.37%           35.75      February 11, 2003      325,325
                         25,456(4)       2.32%           26.00        January 3, 2004      231,650

- --------
(1) The exercise price for each grant is equal to 100 percent of the fair market value of Cyprus Amax common stock on the grant date. All options have a term of ten years.

(2) The value is calculated using the Black-Scholes option pricing model. The actual value, if any, an Executive may realize will depend upon the amount by which the market price of Cyprus Amax common stock exceeds the exercise price when the options are exercised. The actual value, therefore, may be greater or less than the value shown in the table.

(3) Reflects stock options granted by the Committee in February 1993. As a result of the Change of Control resulting from the merger with AMAX Inc., these options became exercisable on November 12, 1993.

(4) Reflects stock option grants awarded to the Named Executives in exchange for cancellation of their rights under employment agreements and supplemental agreements as a result of the merger with AMAX Inc. in November 1993. See "Employment Contracts." These options will vest 25% per year beginning November 14, 1994.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                     NUMBER OF
                                                     SECURITIES         VALUE OF
                                                     UNDERLYING        UNEXERCISED
                                                    UNEXERCISED       IN-THE-MONEY
                                                    OPTIONS/SARS      OPTIONS/SARS
                                                     AT FISCAL          AT FISCAL
                                                    YEAR-END(#)        YEAR-END($)
                            SHARES
                         ACQUIRED ON     VALUE      EXERCISABLE/      EXERCISABLE/
          NAME           EXERCISE (#) REALIZED($) UNEXERCISABLE(#) UNEXERCISABLE(#)(1)
          ----           ------------ ----------- ---------------- -------------------
Milton H. Ward..........       0            0     450,000/364,588    $431,250/68,360
Gerald J. Malys.........       0            0       78,000/38,176       63,688/7,158
Jeffrey G. Clevenger....       0            0       30,000/23,600            0/4,425
Donald P. Brown.........       0            0       61,000/27,044       50,500/5,071
Philip C. Wolf..........       0            0       75,750/25,456      133,547/4,773

- --------
(1) Amounts shown in this column represent the market value of the underlying Cyprus Amax stock at year-end minus the exercise price. The actual value, if any, an Executive may realize will depend upon the amount by which the market price of Cyprus Amax common stock exceeds the exercise price when the options are exercised. The actual value, therefore, may be greater or less than the value shown in the table.

  Employment Contracts. In 1994, Cyprus Amax entered into an employment contract with Mr. Ward. The contract, which will expire on August 1, 1997, establishes a base salary and target cash bonus and provides that Mr. Ward is eligible to participate in employee benefit programs. Mr. Ward covenants to fulfill his assigned duties and to avoid activities adverse to Cyprus Amax's interests both during and after the contract term. Cyprus Amax retains the right to terminate the employment upon 30 days' notice. If employment is terminated other than due to breach of covenant (or retirement or resignation in certain circumstances), Mr. Ward would be entitled to a lump sum payment equal to salary and bonus for the remainder of the contract period plus the actuarial equivalent of supplemental retirement benefits and welfare benefits for retirees. If permitted by applicable laws and plan provisions, Mr. Ward could be entitled to receive the value of any previously awarded restricted shares and a three-year period to exercise previously granted stock options.

  In November 1993, Cyprus Amax entered into agreements (the "Agreements") with Gerald J. Malys, Jeffrey G. Clevenger, Donald P. Brown, Philip C. Wolf and two other executive officers. Pursuant to the Agreements, each executive was granted options and restricted stock with a fair market value equal to the severance and other benefits that they would have received under their prior employment arrangements in the event of a termination of employment. The restricted stock and stock options vest ratably over a four-year period with accelerated vesting in the event of an involuntary termination without Cause, a termination by the executive for Good Reason or by reason of death, Retirement or Disability, or in the event of a Change of Control (as such terms are defined in the Agreements). Upon an involuntary termination without Cause, or a termination by the executive for Good Reason or by reason of death, or Disability, the executive will be entitled to a cash payment equal to the actuarial equivalent of the excess of a full retirement benefit and the retirement benefit to which he is actually entitled and will be eligible for retiree welfare benefits. The executives will also receive an additional payment to make them whole for any excise tax imposed by Section 4999 of the Internal Revenue Code imposed upon the foregoing payments.

  The amounts paid to Cyprus Amax's executive officers under employment contracts are included in the Summary Compensation table above.

  Cyprus Amax has also entered into Change of Control employment agreements with Milton H. Ward, Gerald J. Malys, Jeffrey G. Clevenger, Donald P. Brown, Philip C. Wolf and one other executive officer (the "Employment Agreements"). The Employment Agreements become effective upon a Change of Control (as defined therein). If the executive is terminated other than for Cause or if the executive terminates employment under enumerated circumstances which constitute Good Reason (as such terms are defined in the Employment Agreements) or for any reason during the 30-day period following the first anniversary of the Change of Control, the executive will become entitled to a specific severance payment equal to three times the employee's yearly salary and bonus. The Employment Agreements provide that if any payment made pursuant to the Employment Agreements or otherwise would subject the executive to an excise tax under
Section 4999 of the Internal Revenue Code, the executive would receive an additional payment so that after receipt of the payment the executive would be in the same after-tax position as that in which he would have been had such payments not been subject to such excise tax.

  In February of 1994, Cyprus Amax adopted the Executive Officer Separation Policy ("the Policy"). The individuals currently covered under this policy are Gerald J. Malys, Jeffrey G. Clevenger, Donald P. Brown, Philip C. Wolf, and four other executive officers ("Participants"). Separation benefits are payable to the Participants if employment is terminated in circumstances as described in the Policy. The separation benefits payable to Participants shall be equal to one year of the Participant's base salary plus the Participant's target annual bonus. The Participant shall also be eligible for a prorata bonus for the year of termination at the discretion of the Compensation and Benefits Committee. The Participant shall be entitled to outplacement services provided by a firm of Participant's choice at a cost to Cyprus Amax of up to 15 percent of the Participant's then current base salary plus annual bonus. Commencing upon termination, the Participant also shall be entitled to receive medical benefits (excluding dental) and life insurance for one (1) year following date of termination. The Policy provides that anyone who is a participant in another agreement or arrangement which, upon termination, will provide benefits similar to those under the Policy, shall not be entitled to those benefits under the Policy.

RETIREMENT PLANS

  The Retirement Plan for Salaried Employees of Cyprus Amax Minerals Company (the "Retirement Plan") covers executive officers and most other salaried employees. The amount of annuity a retiring employee will receive on a single-life basis is determined under the formula set forth below. Upon retirement, a married employee receives a reduced annuity payment that continues after death to cover the surviving spouse, unless the employee and the spouse elect one of the alternate options of equivalent actuarial value.

  If an employee retires on the normal retirement date (the later of age 65 or the fifth anniversary of the date participation commenced) the annual benefit payable from the Retirement Plan will be the sum of: (i) 1.7 percent of average annual earnings (base salary plus bonus) received by the employee for service during each year after 1993, plus (ii) 1.7 percent of the employee's average annual earnings from 1989 through 1993 multiplied by the employee's pre-1994 years of service recognized by Cyprus Amax for retirement plan benefit accrual purposes, less (iii) 1.1 percent of the Social Security offset multiplied by the total years of service as of December 31, 1993, not to exceed 35 years recognized for Cyprus Amax plan purposes.

  The estimated annual benefits payable upon retirement at normal retirement age are $197,124 for Milton H. Ward; $176,767 for Gerald J. Malys; $134,978 for Jeffrey G. Clevenger; $170,297 for Donald P. Brown; and $162,158 for Philip C. Wolf. The foregoing estimates are based on 1993 covered pay and do not reflect the impact of future salary increases.

  The five-year period 1989 through 1993 currently used in the benefit formula described above may be rolled forward by Cyprus Amax's Board of Directors. The table below provides information on retirement benefits (subject to reduction by a percentage of Social Security benefits), assuming that the formula is applied to average annual remuneration during the five years prior to retirement:

  ASSUMED
 FIVE YEAR
  AVERAGE                        YEARS OF BENEFIT SERVICE
   ANNUAL    ----------------------------------------------------------------
  EARNINGS   5 YEARS 10 YEARS 15 YEARS 20 YEARS 25 YEARS  30 YEARS  35 YEARS
 ---------   ------- -------- -------- -------- --------- --------- ---------
 $  375,000   31,875  63,750   95,625  127,500    159,375   191,250   223,125
 $  475,000   40,375  80,750  121,125  161,500    201,875   242,250   282,625
 $  675,000   57,375 114,750  172,125  229,500    286,875   344,250   401,625
 $1,075,000   91,375 182,750  274,125  365,500    456,875   548,250   639,625
 $1,475,000  125,375 250,750  376,125  501,500    626,875   752,250   877,625
 $1,875,000  159,375 318,750  478,125  637,500    796,875   956,250 1,115,625
 $2,275,000  193,375 386,750  580,125  773,500    966,875 1,160,250 1,353,625
 $2,675,000  277,375 454,750  682,125  909,500  1,136,875 1,364,250 1,591,625

  The amounts above are payable upon retirement between ages 62 and 65. The later of age 65 or the fifth anniversary of the date participation commenced is normal retirement age. For retirement below age 62, the annual annuity amounts are reduced as provided in the Retirement Plan. At year-end 1993, the following executive officers had accumulated the years of benefit service stated (excluding additional years under the unfunded nonqualified plan described below): Milton H. Ward, 1 year; Gerald J. Malys, 8 years; Jeffrey G. Clevenger, 1 year; Donald P. Brown, 17 years; Philip C. Wolf, 13 years. The Employee Retirement Income Security Act of 1974, as amended by the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986, limits the benefits payable from any funded retirement plan that qualifies for federal tax exemption. The estimated annual benefits payable upon retirement, including amounts set forth in the table above, which exceed such limits are payable from Cyprus Amax's unfunded nonqualified retirement plans which were adopted in 1986.

  In 1988 Cyprus Amax adopted an unfunded nonqualified retirement plan to provide additional retirement benefits for certain executives designated by the Compensation and Benefits Committee. If an eligible executive continues to work until retirement age, he or she will receive additional retirement benefits that will, when combined with the retirement benefits actually available under the Retirement Plan, equal the benefits he or she would receive under the Retirement Plan for the lesser of 30 years of service credit or twice the service actually credited under the Retirement Plan. Under the terms of this plan, Milton H. Ward and Gerald J. Malys would be credited with an additional five years of service at retirement and Jeffrey G. Clevenger would be credited with an additional eight years of service at retirement. The remaining executive officers are not eligible for additional years credited at retirement. This plan provides for immediate vesting and distribution of accrued benefits in the event of Change of Control, as defined in the plan.

COMPENSATIVE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Gerald J. Malys, Cyprus Amax's Senior Vice President and Chief Financial Officer has been a director of Amax Gold Inc. since November 15, 1993 and has served on the compensation committee of the Board of Directors of Amax Gold Inc. since December 8, 1993. Milton H. Ward is the Co-Chairman of the Board, President and Chief Executive Officer of Cyprus Amax and Chairman, President and Chief Executive Officer of Amax Gold Inc.

SHAREHOLDER PROPOSAL DATE

  Shareholders may submit proposals on matters appropriate for shareholder action consistent with applicable law and the Company's By-Laws. Proposals which shareholders intend to present at the 1995 Annual Meeting of Shareholders must be received by the Corporate Secretary of Cyprus Amax by November 18, 1994 to be considered for inclusion in Cyprus Amax's proxy statement and form of proxy relating to the 1995 Annual Meeting.

OTHER MATTERS

  The Board of Directors knows of no other matters to be brought before the meeting. However, if any other matters properly do come before the meeting, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

By order of the Board of Directors,

Philip C. Wolf
Senior Vice President, General Counsel
and Corporate Secretary

March 18, 1994

  CYPRUS AMAX'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS) MAY BE OBTAINED AT NO CHARGE BY ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING WHO WRITES TO: SECRETARY, CYPRUS AMAX MINERALS COMPANY, 9100 EAST MINERAL CIRCLE, ENGLEWOOD, COLORADO 80112. EXHIBITS TO THE FORM 10-K ARE ALSO AVAILABLE AT A COST OF TWENTY-FIVE CENTS PER PAGE.

           [LOGO]
      Printed on Recycled Paper

                          CYPRUS AMAX MINERALS COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 P
    The undersigned hereby appoints Milton H. Ward, Philip C. Wolf, and Kathleen J. Gormley, and each or any of them, the proxies and agents of the
 R undersigned, with full power of substitution, to represent and vote in accordance with the instructions on the reverse side all the shares of the common stock of Cyprus Amax Minerals Company held of record by the
 O undersigned at the close of business on March 8, 1994 at the Annual Meeting of the Shareholders of Cyprus Amax Minerals Company to be held in the Summit Room of Scanticon Denver in Inverness Business Park, 200 Inverness
 X Drive West, Englewood, Colorado 80112 on May 4, 1994 at 10:00 a.m. (Denver time) or at any adjournments thereof.

 Y THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                        ELECTION OF DIRECTORS. Nominees:
   Milton H. Ward, James C. Huntington, Jr., John Hoyt Stookey, and Billie B.
                                     Turner

    INSTRUCTIONS: To withhold authority to vote for one or more nominees, write the name of each nominee for whom authority is withheld in the space provided on the reverse side. UNLESS AUTHORITY TO VOTE FOR ALL NOMINEES IS WITHHELD, A VOTE FOR THE ELECTION OF DIRECTORS WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR ANY NOMINEE WHOSE NAME IS NOT WRITTEN IN THE SPACE PROVIDED ON THE REVERSE SIDE AND FOR ANOTHER NOMINEE IF ANY OF THE NAMED NOMINEES IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE.


                                                                     SEE REVERSE
                                                                         SIDE

[X]  PLEASE MARK YOUR         SHARES IN YOUR NAME       REINVESTMENT SHARES
     VOTES AS IN THIS
     EXAMPLE.





1. Election of                   FOR         WITHHELD
   Directors.                    [ ]           [ ]
   (see reverse)


For, except vote withheld from the following nominee(s):

- --------------------------------------------------


                                 FOR         AGAINST       ABSTAIN
2. Approval of Independent       [ ]           [ ]           [ ]
   Accountants for 1994.



3. OTHER MATTERS. In their discretion, the proxies are authorized to vote upon other matters not known to the Board of Directors on March 18, 1994 that may come before the meeting and upon matters incident to the conduct of the meeting.




SIGNATURE(S) _________   DATE ______

SIGNATURE(S) _________   DATE ______
NOTE: Please complete and return this card so that it is received by Society
  National Bank not later than April 22, 1994.

                          CYPRUS AMAX MINERALS COMPANY


    TO CYPRUS EMPLOYEE STOCK OWNERSHIP PLAN PARTICIPANTS:
P
    Participants in the Employee Stock Ownership Plan maintained by Cyprus Amax Minerals Company and its subsidiaries may instruct the Trustee of the Plan
R to vote their Cyprus shares in the Plan (including a pro rata portion of any shares for which the Trustee does not receive timely direction) at Cyprus shareholder meetings. You have received with this card a copy of
O Cyprus' Notice of Annual Meeting of Shareholders and Proxy Statement. Cyprus' Annual Meeting of Shareholders will be held in Englewood, Colorado on May 4, 1994.
X
    If you wish to instruct the Trustee to vote your Plan shares, you should fill in and sign this voting form and mail it to reach Society National
Y Bank which serves as the tabulating agent for the Trustee, before April 22, 1994. A postage-paid return envelope is enclosed. If you do not instruct the Trustee, or if this form properly completed fails to reach Society National Bank by April 22, the Trustee will vote your shares in the same proportion as those shares for which the Trustee receives proper and timely participant direction.

    PLAN ADMINISTRATOR
    March 18, 1994


               VOTING INSTRUCTIONS TO TRUSTEE OF STOCK OWNERSHIP PLAN

    To: Boston Safe Deposit and Trust Company as Trustee under the Employee Stock Ownership Plan of Cyprus Amax Minerals Company

    I hereby direct that at the Annual Meeting of Shareholders of Cyprus Amax Minerals Company to be held in Englewood, Colorado on May 4, 1994, or at any adjournments or postponements thereof, the shares of Cyprus Amax Minerals Company stock credited to my account (including a pro rata portion of any shares for which the Trustee does not receive timely direction) and entitled to vote at said meeting shall be voted as directed on the reverse side. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                           SEE
                                         REVERSE
                                           SIDE

[X]  PLEASE MARK YOUR         SHARES IN YOUR NAME
     VOTES AS IN THIS
     EXAMPLE.



1. Election of                  FOR    WITHHELD
   Directors.                   [ ]      [ ]
   (see reverse)


For, except vote withheld from the following nominee(s):


- --------------------------------------------------

                                FOR         AGAINST       ABSTAIN
2. Approval of Independent      [ ]           [ ]           [ ]
   Accountants for 1994.



3. OTHER MATTERS. In their discretion, the Trustee is authorized to vote upon other matters not known to the Board of Directors on March 18, 1994 that may come before the meeting and upon matters incident to the conduct of the meeting.




SIGNATURE(S) _________   DATE ______

NOTE: Please complete and return this card so that it is received by Society
  National Bank not later than April 22, 1994.

                          CYPRUS AMAX MINERALS COMPANY

    TO CYPRUS AMAX EMPLOYEE SAVINGS PLAN PARTICIPANTS
P
    Participants in the Employee Savings Plan maintained by Cyprus Amax Minerals Company and its subsidiaries may instruct the Trustee of the Plan
R to vote their Cyprus shares in the Plan (including a pro rata portion of all unallocated shares and shares for which the Trustee does not receive timely direction) at Cyprus shareholder meetings. You have received with
O this card a copy of Cyprus' Notice of Annual Meeting of Shareholders and Proxy Statement. Cyprus' Annual Meeting of Shareholders will be held in Englewood, Colorado on May 4, 1994.
X
    If you wish to instruct the Trustee to vote your Plan shares, you should fill in and sign this voting form and mail it to reach Society National
Y Bank, which serves as the tabulating agent for the Trustee, before April, 22, 1994. A postage-paid return envelope is enclosed. If you do not instruct the Trustee, or if this form properly completed fails to reach Society National Bank by April 22, the Trustee will vote your shares in the same proportion as those shares for which the Trustee receives proper and timely participant direction.

    PLAN ADMINISTRATOR
    March 18, 1994

                 VOTING INSTRUCTIONS TO TRUSTEE OF SAVINGS PLAN

    To: T. Rowe Price as Trustee under the Employee Savings Plan of Cyprus Amax Minerals Company

    As provided in the Savings Plan, I hereby direct that at the Annual Meeting of Shareholders of Cyprus Amax Minerals Company to be held in Englewood, Colorado on May 4, 1994, or at any adjournments or postponements thereof, the shares of Cyprus Amax Minerals Company stock credited to my account (including a pro rata portion of all unallocated shares and shares for which the Trustee does not receive timely direction) are entitled to vote at said meeting shall be voted as directed on the reverse side. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


                                                                  SEE REVERSE
                                                                      SIDE

[X]  PLEASE MARK YOUR              SHARES IN YOUR NAME
     VOTES AS IN THIS
     EXAMPLE.






1. Election of               FOR     WITHHELD
   Directors.                [ ]        [ ]
   (see reverse)


For, except vote withheld from the following nominee(s):


__________________________________________________


2. Approval of Independent   FOR     AGAINST    ABSTAIN
   Accountants for 1994.     [ ]        [ ]       [ ]




3. OTHER MATTERS. In their discretion, the proxies are authorized to vote upon other matters not known to the Board of Directors on March 18, 1994 that may come before the meeting and upon matters incident to the conduct of the meeting.






SIGNATURE(S) _________   DATE ______
NOTE: Please complete and return this card so that it is received by Society
  National Bank not later than April 22, 1994.

                          CYPRUS AMAX MINERALS COMPANY


    TO AMAX INC. THRIFT PLAN FOR SALARIED EMPLOYEES PARTICIPANTS:
P
    Participants in the AMAX Inc. Thrift Plan for Salaried Employees maintained by Cyprus Amax Minerals Company and its subsidiaries may instruct the
R Trustee of the Plan to vote their Cyprus shares in the Plan (including a pro rata portion of any shares for which the Trustee does not receive timely direction) at Cyprus shareholder meetings. You have received with
O this card a copy of Cyprus' Notice of Annual Meeting of Shareholders and Proxy Statement. Cyprus' Annual Meeting of Shareholders will be held in Englewood, Colorado on May 4, 1994.
X
    If you wish to instruct the Trustee to vote your Plan shares, you should fill in and sign this voting form and mail it to reach Society National
Y Bank, which serves as the tabulating agent for the Trustee, before April 22, 1994. A postage-paid return envelope is enclosed. If you do not instruct the Trustee, or if this form properly completed fails to reach Society National Bank by April 22, the Trustee will vote your shares in the same proportion as those shares for which the Trustee receives proper and timely participant direction.

    PLAN ADMINISTRATOR

    March 18, 1994

                 VOTING INSTRUCTIONS TO TRUSTEE OF THRIFT PLAN

    To: T. Rowe Price as Trustee under the AMAX Inc. Thrift Plan for Salaried Employees

    As provided in the Thrift Plan, I hereby direct that at the Annual Meeting of Shareholders of Cyprus Amax Minerals Company to be held in Englewood, Colorado on May 4, 1994, or at any adjournments or postponements thereof, the shares of Cyprus Amax Minerals Company stock credited to my account (including a pro rata portion of any shares for which the Trustee does not receive timely direction) and entitled to vote at said meeting shall be voted as directed on the reverse side. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


                                                                    SEE REVERSE
                                                                        SIDE

[X]  PLEASE MARK YOUR               SHARES IN YOUR NAME
     VOTES AS IN THIS
     EXAMPLE.






1. Election of                   FOR     WITHHELD
   Directors.                    [ ]       [ ]
   (see reverse)


For, except vote withheld from the following nominee(s):

__________________________________________________


2. Approval of Independent       FOR     AGAINST    ABSTAIN
   Accountants for 1994.         [ ]       [ ]        [ ]




3. OTHER MATTERS. In their discretion, the proxies are authorized to vote upon other matters not known to the Board of Directors on March 18, 1994 that may come before the meeting and upon matters incident to the conduct of the meeting.





SIGNATURE(S) _________   DATE ______

NOTE: Please complete and return this card so that it is received by Society
  National Bank not later than April 22, 1994.

                          CYPRUS AMAX MINERALS COMPANY


    TO AMAX INC. THRIFT PLAN FOR HOURLY RATED EMPLOYEES PARTICIPANTS:

 P
    Participants in the AMAX Inc. Thrift Plan for Hourly Rated Employees maintained by Cyprus Amax Minerals Company and its subsidiaries may
 R instruct the Trustee of the Plan to vote their Cyprus shares in the Plan (including a pro rata portion of any shares for which the Trustee does not receive timely direction) at Cyprus shareholder meetings. You have received
 O with this card a copy of Cyprus' Notice of Annual Meeting of Shareholders and Proxy Statement. Cyprus' Annual Meeting of Shareholders will be held in Englewood, Colorado on May 4, 1994.
 X
    If you wish to instruct the Trustee to vote your Plan shares, you should fill in and sign this voting form and mail it to reach Society National
 Y Bank, which serves as the tabulating agent for the Trustee, before April 22, 1994. A postage-paid return envelope is enclosed. If you do not instruct the Trustee, or if this form properly completed fails to reach Society National Bank by April 22, the Trustee will vote your shares in the same proportion as those shares for which the Trustee receives proper and timely participant direction.

    PLAN ADMINISTRATOR

    March 18, 1994

                   VOTING INSTRUCTIONS TO TRUSTEE OF THRIFT PLAN

    To: T. Rowe Price as Trustee under the AMAX Inc. Thrift Plan for Hourly
     Rated Employees

    As provided in the Thrift Plan, I hereby direct that at the Annual Meeting of Shareholders of Cyprus Amax Minerals Company to be held in Englewood, Colorado on May 4, 1994, or at any adjournments or postponements thereof, the shares of Cyprus Amax Minerals Company stock credited to my account (including a pro rata portion of any shares for which the Trustee does not receive timely direction) and entitled to vote at said meeting shall be voted as directed on the reverse side. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


                                                                    SEE REVERSE
                                                                        SIDE

[X]  PLEASE MARK YOUR                   SHARES IN YOUR NAME
     VOTES AS IN THIS
     EXAMPLE.






1. Election of                     FOR      WITHHELD
   Directors.                      [ ]        [ ]
   (see reverse)

For, except vote withheld from the following nominee(s):


__________________________________________________


2. Approval of Independent         FOR      AGAINST   ABSTAIN
   Accountants for 1994.           [ ]        [ ]       [ ]




3. OTHER MATTERS. In their discretion, the proxies are authorized to vote upon other matters not known to the Board of Directors on March 18, 1994 that may come before the meeting and upon matters incident to the conduct of the meeting.




SIGNATURE(S) _________   DATE ______
NOTE: Please complete and return this card so that it is received by Society
  National Bank not later than April 22, 1994.

                          CYPRUS AMAX MINERALS COMPANY


    TO AMAX INC. THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES PARTICIPANTS:
P
    Participants in the AMAX Inc. Thrift Plan for Bargaining Unit Employees maintained by Cyprus Amax Minerals Company and its subsidiaries may
R instruct the Trustee of the Plan to vote their Cyprus shares in the Plan (including a pro rata portion of any shares for which the Trustee does not receive timely direction) at Cyprus shareholder meetings. You have received
O with this card a copy of Cyprus' Notice of Annual Meeting of Shareholders and Proxy Statement. Cyprus' Annual Meeting of Shareholders will be held in Englewood, Colorado on May 4, 1994.
X
    If you wish to instruct the Trustee to vote your Plan shares, you should fill in and sign this voting form and mail it to reach Society National
Y Bank, which serves as the tabulating agent for the Trustee, before April 22, 1994. A postage-paid return envelope is enclosed. If you do not instruct the Trustee, or if this form properly completed fails to reach Society National Bank by April 22, the Trustee will vote your shares in the same proportion as those shares for which the Trustee receives proper and timely participant direction.

    PLAN ADMINISTRATOR

    March 18, 1994

                 VOTING INSTRUCTIONS TO TRUSTEE OF THRIFT PLAN

    To: T. Rowe Price as Trustee under the AMAX Inc. Thrift Plan for Bargaining Unit Employees

    As provided in the Thrift Plan, I hereby direct that at the Annual Meeting of Shareholders of Cyprus Amax Minerals Company to be held in Englewood, Colorado on May 4, 1994, or at any adjournments or postponements thereof, the shares of Cyprus Amax Minerals Company stock credited to my account (including a pro rata portion of any shares for which the Trustee does not receive timely direction) and entitled to vote at said meeting shall be voted as directed on the reverse side. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


                                                                    SEE REVERSE
                                                                        SIDE

[X]  PLEASE MARK YOUR                  SHARES IN YOUR NAME
     VOTES AS IN THIS
     EXAMPLE.





1. Election of                 FOR      WITHHELD
   Directors.                  [ ]         [ ]
   (see reverse)


For, except vote withheld from the following nominee(s):


_________________________________________________



                               FOR      AGAINST     ABSTAIN
2. Approval of Independent     [ ]        [ ]         [ ]
   Accountants for 1994.



3. OTHER MATTERS. In their discretion, the proxies are authorized to vote upon other matters not known to the Board of Directors on March 18, 1994 that may come before the meeting and upon matters incident to the conduct of the meeting.



SIGNATURE(S) _________   DATE ______

NOTE: Please complete and return this card so that it is received by Society
  National Bank not later than April 22,   1994.

                           CYPRUS AMAX MINERALS COMPANY


    TO AMOCO EMPLOYEE SAVINGS PLAN PARTICIPANTS:
P
    Participants in the Amoco Employee Savings Plan may instruct the Trustee of the Plan to vote their Cyprus Amax Minerals Company ("Cyprus") shares
R in the Plan at Cyprus stockholder meetings. You have received with this card a copy of Cyprus' Notice of Annual Meeting of Shareholders and Proxy Statement. Cyprus' Annual Meeting of Shareholders will be held in
O   Englewood, Colorado, on May 4, 1994.

    If you wish to instruct the Trustee to vote your Plan shares, you should
X fill in and sign this voting form and mail it to reach the Trustee not later than April 22, 1994. A postage-paid return envelope is enclosed. If you do not instruct the Trustee, or if this form properly completed fails
Y to reach the Trustee by April 22, the Trustee may vote your shares in its discretion.

    PLAN ADMINISTRATOR
    March 18, 1994
    To: The State Street Bank and Trust Company as Trustee under the EMPLOYEE
        SAVINGS PLAN OF AMOCO CORPORATION AND PARTICIPATING COMPANIES.

                  VOTING INSTRUCTIONS TO TRUSTEE OF SAVINGS PLAN

    As provided in Subsection 8.03 of the above Plan, I hereby direct that at the Annual Meeting of Shareholders of Cyprus Amax Minerals Company to be held in Englewood, Colorado on May 4, 1994, or at any adjournments or postponements thereof, the shares of Cyprus Amax Minerals Company stock credited to my account and which I am entitled to vote at said meeting shall be voted as directed on the reverse side. THE CYPRUS AMAX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                         ELECTION OF DIRECTORS. Nominees:
    Milton H. Ward, James C. Huntington, Jr., John Hoyt Stookey, and Billie B.
                                      Turner

    INSTRUCTIONS: To withhold authority to vote for one or more nominees, write the name of each nominee for whom authority is withheld in the space provided on reverse side. UNLESS AUTHORITY TO VOTE FOR ALL NOMINEES IS WITHHELD, THIS DIRECTION WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR ANY NOMINEE WHOSE NAME IS NOT WRITTEN IN THE SPACE PROVIDED ON THE REVERSE SIDE AND FOR ANOTHER NOMINEE IF ANY OF THE NAMED NOMINEES IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE.


                                                                     SEE REVERSE
                                                                         SIDE

[X]  PLEASE MARK YOUR                                                 1529
     VOTES AS IN THIS
     EXAMPLE.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND
2.
- --------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
- --------------------------------------------------------------------------------
                           FOR      WITHHELD
1. Election of             [ ]        [ ]
   Directors.
   (see reverse)
                           FOR   AGAINST   ABSTAIN
2. Approval of Indepen-    [ ]     [ ]       [ ]
   dent Accountants
   for 1994.

3. OTHER MATTERS. In its discretion, the Trustee is authorized to vote upon other matters not known to the Board of Directors on March 18, 1994 that may come before the meeting and upon matters incident to the conduct of the meeting.


For, except vote withheld from the following nominee(s):

__________________________________________________
- --------------------------------------------------------------------------------



SIGNATURE(S) ____________ DATE ______

                                  The signer hereby revokes all proxies
NOTE: Please sign exactly         heretofore given by the signer to vote at said
  as name appears. Joint          meeting or any adjournments thereof.
  owners should each
  sign. If signing as
  attorney, executor,
  administrator, agent,
  trustee or guardian,
  please give full title
  as such.

                         CYPRUS AMAX MINERALS COMPANY

TO LUZENAC AMERICA EMPLOYEE SAVINGS PLAN PARTICIPANTS:

Participants in the Luzenac America Employee Savings Plan may instruct the Trustee of the Plan to vote their Cyprus Amax Minerals Company ("Cyprus") shares in the Plan (including a pro rata portion of any shares for which the Trustee does not receive timely direction) at Cyprus stockholder meetings. You have received with this card a copy of Cyprus' Notice of Annual Meeting of Shareholders and Proxy Statement. Cyprus' Annual Meeting of Shareholders will be held in Englewood, Colorado on May 4, 1994.

If you wish to instruct the Trustee to vote your Plan shares, you should fill in and sign this voting form and mail it to reach the Trustee before April 22, 1994. A postage-paid return envelope is enclosed. If you do not instruct the Trustee, or if this form properly completed fails to reach the Trustee by April 22, the Trustee will vote your shares in the same proportion as those shares for which the Trustee receives proper and timely participant direction.

PLAN ADMINISTRATOR
March 18, 1994


- --                            --


- --                            --

________________________________
    Signature of Participant

Dated: ___________________, 1994
PLEASE COMPLETE AND RETURN THIS CARD SO THAT IT IS RECEIVED BY
THE TRUSTEE NOT LATER THAN APRIL 22, 1994.

                VOTING INSTRUCTIONS TO TRUSTEE OF SAVINGS PLAN

To: First Interstate Bank as Trustee under the Luzenac America Employee
    Savings Plan

As provided in the Savings Plan, I hereby direct that at the Annual Meeting of Shareholders of Cyprus Amax Minerals Company to be held in Englewood, Colorado on May 4, 1994, or at any adjournments or postponements thereof, the shares of Cyprus Amax Minerals Company stock credited to my account (plus a pro rata portion of the unallocated and undirected shares) and entitled to vote at said meeting shall be voted as directed below. THE CYPRUS AMAX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. ELECTION OF DIRECTORS. The election of Milton H. Ward, James C. Huntington, Jr., John Hoyt Stookey, and Billie B. Turner as Directors, except as indicated below.

                                FOR [_]         WITHHOLD AUTHORITY [_]

 INSTRUCTION: To withhold authority to vote for one or more nominees, write the name of each nominee for whom authority is withheld in the space provided below. UNLESS AUTHORITY TO VOTE FOR ALL NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EVERY NOMINEE WHOSE NAME IS NOT WRITTEN IN THE SPACE PROVIDED BELOW AND FOR ANOTHER NOMINEE IF ANY OF THE NAMED NOMINEES IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE.

- -------------------------------------------------------------------------------
2. APPROVAL OF INDEPENDENT ACCOUNTANTS FOR 1994.FOR [_] AGAINST [_]ABSTAIN [_]

3. OTHER MATTERS. Pursuant to direction from the Cyprus Amax Minerals Company Savings Plan Administrator, the Trustee is authorized to vote upon other matters not known to the Board of Directors on March 18, 1994 that may come before the meeting and upon matters incident to the conduct of the meeting.

                                               (PLEASE SIGN CARD ON OTHER SIDE)

                            GRAPHICS APPENDIX LIST
                            ----------------------

EDGAR Version                    Typeset Version
- -------------                    ---------------

Page 2                           Photographs of Director Nominees:
                                 Milton H. Ward, James C. Huntington, Jr.,
                                 John Hoyt Stookey.

Page 3                           Photograph of Director Nominee:
                                 Billie B. Turner.
                                 Photograph of Director: Allen Born.

Page 4                           Photographs of Directors: Linda G.
                                 Alvarado, George S. Ansell, William
                                 C. Bousquette.

Page 5 Photographs of Directors: Calvin A. Campbell, Jr., Thomas V. Falkie, Ann Maynard Gray, Michael A. Murphy.

Page 6                           Photographs of Directors; Ambassador Rockwell
                                 A. Schnabel, Theodore M. Solso, James A Todd,
                                 Jr.